Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-219887) and Form S-8 (Nos. 333-190945, 333-203136, 333-210452, 333-211814 and 333-215227) of Sophiris Bio Inc. of our report dated March 13, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Diego, California
March 13, 2019